Exhibit A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares, par value $0.01 per share, of Autohome Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 20, 2014

By:	/s/ Gabriel Li
Name:	Gabriel Li

Orchid Asia III, L.P.

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

OAIII Holdings, L.P.

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

Orchid Asia Group Management, Limited

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

Orchid Asia Co-Investment Limited

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

Orchid Asia Group, Limited

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

YM Investment Limited

By:	/s/ Gabriel Li
Name:	Gabriel Li
Title:	Director

Managecorp Limited

By:	/s/ Ronnie Summers
Name:	Ronnie Summers
Title:	Authorized Signatory

By:	/s/ Lam Lai Ming, Veronica
Name:	Lam Lai Ming, Veronica
Title:	Settlor of The Li 2007 Family Trust